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                                                                    Exhibit 10.1

                                 INTRINSIX CORP.

                           INCENTIVE STOCK OPTION PLAN

1.    PURPOSE AND SCOPE.

      The purposes of this Plan are to encourage stock ownership by key employees of Intrinsix Corp. (herein called the "Company"), to provide an incentive for such employees to expand and improve the profits and prosperity of the Company and to assist the Company in attracting and retaining key personnel through the grant of Options to purchase shares of the Company's common stock.

      The stock Options granted under this Intrinsix Corp. Incentive Stock Option Plan are intended to be Incentive Stock Options ("ISOS") under section 422 of the Internal Revenue Code of 1986, as amended, and in furtherance thereof, the terms used in section 422 and valid Treasury Regulations promulgated thereunder are hereby incorporated by reference. In addition, interpretation as to the meaning of terms of this Agreement shall not conflict with similar or identical terms as used and defined in section 422 of the Internal Revenue Code of 1986, as amended.

2.    DEFINITIONS.

      (a) "Adoption Date" means the earlier of the date this Intrinsix Corp. Incentive Stock Option Plan is approved by the Board of Directors or ratified by a vote of the majority of the outstanding voting common stock at the time of such vote.

      (b) "Aggregate Optionable Shares" shall mean the total number of shares of Stock of the Company which may be acquired by Participants under this Plan.
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      (c) "Board" shall mean the Board of Directors of the Company, from time to time serving.

      (d) "Committee" shall mean the Incentive Stock Option Committee, appointed by the Board and consisting of not less than two members of the Board.

      (e) "Company" shall mean Intrinsix Corp., a Massachusetts corporation.

      (f) "Code" shall mean the Internal Revenue Code of 1986, as amended.

      (g) "Disabled Participant" shall mean a Participant who is disabled within the meaning of section 22(e)(3) of the Code.

      (h) "Excess Options" are non-ISO Stock Options governed by the terms of
Section 11.

      (i) "Exercise" shall mean the act of providing to the Company's Treasurer written notice of intent to exercise Options by paying the Exercise Price and to receive Stock represented thereby in exchange. Participant shall have up to thirty (30) days from date of written notice to deliver full payment at the office of Intrinsix Corp. Failure will result in the immediate cancellation of the option. Company will issue stock certificates within fifteen (15) days of receipt of payment for exercised stock.

      (j) "Exercise Price" shall mean the dollar price at which Stock may be acquired by a Participant by the exercise of an Option as provided in Section 5.

      (k) "ISO Option" is an option to acquire to Stock which is an incentive stock option and not an Excess Option.

      (l) "Option" shall mean the right to acquire one (1) share of Stock of the Company by payment of the per share Exercise Price.


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      (m) "Option Agreement" means the written agreement between the Company and a Participant granting the Participant an Option or Options to acquire Stock.

      (n) "Option Exercise Date" shall mean the first day an Option to acquire Stock becomes exercisable.

      (o) "Option Grant Date" shall mean the date an Option is deemed granted to a Participant pursuant to Section 4.

      (p) "Option Grant Period" shall mean the period during which Options may be granted under the Plan.

      (q) "Plan" shall mean this Intrinsix Corp. Incentive Stock Option Plan.

      (r) "Participant" shall mean each key employee of the Company to whom an Option or Options to acquire Stock may be granted by the Committee, as designated by the Committee from time to time.

      (s) "Stock" shall mean the voting common stock of the Company.

      (t) "Ten Percent Stockholder" shall mean a Participant who owns voting common or other voting stock of the Company which, in the aggregate, represents more than ten (10%) of the combined voting power of all classes of stock of the Company entitled to vote.

      (u) "Valuation" shall mean the price per share of Stock of the Company as established under the valuation method then in effect and approved by the Committee and if applicable by the Board.

      3. AGGREGATE OPTIONABLE SHARES; CAPITALIZATION CHANGES

      A. Pursuant to section 422(b)(1) of the Code, the total number of shares of Stock which may be issued by the Company under this Plan is Four Hundred Thousand (400,000).


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      B. The number of Optionable Shares under the Plan and the number of shares of stock which may be acquired by the Exercise of Options shall be increased or decreased to properly reflect changes in the capitalization of the Company. At the present time, there are Two Million (2,000,000) voting common shares authorized and One Million One Hundred Fifty Nine Thousand Five Hundred Ninety (1,159,590) voting common shares issued and outstanding. The Company has but one
(1) class of stock authorized and issued and outstanding.

      4. GRANT OF OPTIONS TO ACQUIRE STOCK; VESTING FOR EXERCISE; TEN YEAR EXERCISE LIMITATION.

      A. The Committee shall, in its sole discretion, allocate Options to acquire Stock to the Participant in such amounts, including none, as it may determine.

      B. The Committee shall determine the Option Exercise Date as to the one or more Options to acquire Stock which it may grant. Each such determination of the Option Exercise Date shall be reflected in the written Option Agreement.

      C. No Option granted under this Plan may be exercised more than ten (10) years from the Option Grant Date.

      D. No Option may be granted under this Plan more than ten (10) years from the Adoption Date.

      5. DETERMINATION OF EXERCISE PRICE; SPECIAL RULE FOR CERTAIN STOCKHOLDERS.

      A. The Exercise Price as to an Option shall be determined by the Committee. The Exercise Price as to each share of Stock which may be acquired by a Participant through the exercise of an underlying Option shall be the fair market value of the Stock on the date the


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underlying Option is deemed granted. The Exercise Price will be stated in the
Option Agreement.

      B. The Exercise Price for ISO Options granted to a Participant who is at the Option Grant Date the owner of voting securities issued by the Company or any of its subsidiaries or its parent which in the aggregate represent over more than Ten Percent (10%) of the combined voting power of all such classes of securities entitled to vote shall be One Hundred Ten Percent (110%) of the Exercise Price determined by the method described in Section 5.A.

      6. $100,000 LIMITATION; ORDERING RULES

      A. If the Exercise Price of all Options exercisable by the Participant in any single year is more than One Hundred Thousand Dollars ($100,000 US), then notwithstanding any other provisions of this Plan, those Options which are for the first time exercisable in that particular year which cause the aggregate of the Exercise Price for Options exercisable in that year to exceed One Hundred Thousand Dollars ($100,000 US) shall become Excess Options, which Excess Options are separately treated under this Plan and are not ISO Options. For purposes of this section and application of this $100,000 Rule, the Exercise Price of an Option is determined under Section 5.A., notwithstanding the provisions of
Section 5.B. Excess Options are not ISO Options and the income tax treatment of them to the Participant are to be governed by section 83 of the Code. B. For the purposes of this section, Options shall be taken into account in the order in which they were granted.

      7.    ACCELERATION OF VESTING AND EXERCISABILITY

      A. Notwithstanding any provision to the contrary contained in any Option Agreement, all outstanding ISO Options and Excess Options shall vest and become immediately


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exercisable if a Participant shall die or become a Disabled Participant while employed by the Company.

      B. Notwithstanding any other provision to the contrary or contained in any Option Agreement, if the corporation shall be a party to any merger or consolidation where it is not the surviving corporation, all then outstanding ISO Options and Excess Options shall vest and become immediately exercisable, notwithstanding that a different schedule of vesting for exercise may exist in any Option Agreement.

      C. Notwithstanding any provision to the contrary or contained in any Option Agreement, if in any period measuring twelve (12) calendar months, issued and outstanding Stock of the Company representing at least fifty percent (50%) of the combined voting power of all classes of stock of the Company issued and outstanding at the commencement of any such period is transferred upon the books of the Company to Stockholders who were not Stockholders at the commencement of such twelve (12) month period, then all outstanding ISO Options and Excess Options shall vest and become immediately exercisable, notwithstanding that a different schedule of vesting for exercise may exist in any Option Agreement.

      8. EXERCISE AND EXPIRATION OF OPTIONS.

      A. No ISO Option or Excess Option granted under this Plan shall be exercisable after ten (10) years from the Option Grant Date.

      B. The Committee shall determine whether and upon what circumstances a leave of absence due to service of the Participant in the Armed Forces of the United States or its allies or government service shall constitute termination of employment.

      C. ISO Options and Excess Options may be canceled by the Company if in the sole determination of the Board the Participant has engaged in any act deemed by the Board to be or


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have been deleterious to the best interests of the Company or the Participant's employment with the Company shall have been terminated for cause. Termination for cause shall include the material breach of or continuing neglect of duties as an employee or the willful misconduct or misfeasance in the performance of those duties, or, the commission of any act deleterious to the best interests of the Company. Participant agrees that by accepting Options as evidenced by the execution of any Option Agreement he or she waives any right to contest the determination of the Board as to whether any act was, in fact, deleterious to the best interests of the Company. Further, Participant agrees that by accepting Options neither Participant nor any person or persons claiming under Participant shall institute any action, in law or in equity, to challenge any decision by the Board, and if any action is instituted, Participant and/or each person claiming under Participant shall be jointly and severally liable to the Company for double costs and double attorneys fees incurred by the Company in defense thereof if the Company is the prevailing party.

      D. Notwithstanding any other provision of this Plan, no ISO Option granted under this Plan where the Exercise Price is required to be calculated under
Section 5.B. shall be exercisable after five (5) years from the Option Grant Date. After five (5) years from the Option Grant Date of an ISO Option where the Exercise Price of an Option is required to be calculated under Section 5.B., such Option if unexercised shall expire.

      E. A Participant may exercise an Option only if at the Exercise Date the Participant is an employee of the Company except the following exceptions shall apply:

      1. If termination of employment of the Participant was caused by the death or disability, the Participant or those claiming under him or her shall have one
(1) year from the termination of employment to exercise Options.


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      2. If termination of employment of the Participant was for cause, or in the case of voluntary termination by the Participant without the Company's consent, all Options terminate and become unexercisable upon termination of employment with the Company.

      3. If termination of employment of the Participant was for any reason other than those described in clauses 1. and 2., immediately above, Options may be exercised for a period of three (3) months from the termination of employment with the Company.

      9. TRANSFER OF OPTIONS.

      A. Transferability of Options. Notwithstanding any other provision of this Plan, no Option granted under this Plan shall be transferable by a Participant other than by Will or under the applicable laws of descent and distribution.

      B. Exercise by Participant Only. Options granted under this Plan may be exercised during the life of the Participant by the Participant or his guardian or other personal representative, including the holder of a durable power of attorney.

      10. FRACTIONAL SHARES; VOTING; NO ENTITLEMENT TO EMPLOYMENT

      A. Fractional Shares. No Options may be exercised for fractional shares and all fractions shall be rounded down to the next lowest whole number.

      B. Voting. No Participant may vote any share of Stock until such Stock has been transferred to the Participant upon the books of the Company.

      C. No Entitlement to Continued Employment. The holding of an Option vests in the Participant no right to continued employment with the Company.

      11. ORDERING RULE FOR EXERCISE OF ISO OPTIONS.


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      ISO Options granted under this Plan shall be exercisable only in chronological order commencing with the first ISO Option or ISO Options granted. Cancellation of a prior ISO Option or ISO Options shall not affect this Ordering Rule, but an ISO Option which becomes unexercisable due to lapse of time shall be exempt from sequential exercise restrictions.

      12. RESTRICTIONS AS TO EXERCISE PRICE PAID IN INSTALLMENTS.

      If the Company agrees to accept payment of the Exercise Price for Stock in cash installments and a Promissory Note for any unpaid future installments, interest shall be charged by the Company and paid by the Participant and shall not be less than the Applicable Federal Rate then in effect as of the date of the Exercise of the Option, as to such installments.

      13. TERMS OF EXCESS OPTIONS.

      Excess Options shall be governed by the following special rules:

      A. Exercise Price. If and to the extent that an Option shall be determined to be an Excess Option, if such Option's Exercise Price shall originally have been established under Section 5.B. the Committee shall reestablish the Exercise Price of such Option in accordance with the provisions of Section 5.A., using the fair market value of the corresponding Stock as of the original Option Grant Date.

      B. Income Tax Effect Upon Exercise. Exercise of an Excess Option will result in ordinary income to the Participant in an amount equal to the difference between the fair market value of the Stock on the date of exercise and the Exercise Price, as described in section 83 of the Code. The Company may be obligated to make income tax, FICA and other withholding deductions as to the Participant for the taxable year of exercise as if such amount of ordinary income was paid in cash to the Participant by the Company as wages. Such withholding taxes will be debited from the wages due to the Participant as the Participant and the Committee shall agree, or such other arrangement between the Participant and the Company shall


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be made for depositing such required withholding if the Company shall so determine, and the satisfaction of the Company shall be a condition precedent to delivery.

      14. INCOME TAX EFFECTS OF EXERCISE; HOLDING PERIOD.

      Stock acquired by the exercise of an ISO Option granted under this Plan shall not result in income to the Participant upon such exercise and delivery provided:

      A. No disposition of Stock so acquired by the Participant is made by the Participant within two (2) years from the Option Grant Date of the exercised underlying ISO Option nor within one (1) year after the date the Stock so acquired is transferred to the Participant, as determined by the records of the Company.

      B. At all times during the period beginning on the Option Grant Date and ending on the day three (3) months before the date of such exercise, the Participant was an employee of either the corporation granting such ISO Option, a parent or subsidiary corporation of such corporation issuing or assuming an ISO Option in a transaction to which section 424(a) of the Code applies.

      C. The holding period provisions are waived if any Participant dies while employed by the Company.

      15. INCOME TAX EFFECTS OF EXERCISE; SPECIAL RULE FOR DISABLED
PARTICIPANTS.

      Stock acquired by the exercise of an ISO Option granted under this Plan shall not result in income to the Disabled Participant provided:



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      A. No disposition of such share is made by the Participant within two (2)
years from the date of the granting of the ISO Option nor within one (1) year after the stock so acquired is transferred to the Participant; and

      B. At all times during the period beginning on the date of the granting of the ISO Option and ending on the day one (1) year before the date of such exercise, the Participant was an employee of either the corporation granting such ISO Option, a parent or subsidiary corporation of such corporation, or a corporation or a parent or subsidiary corporation of such corporation issuing or assuming an ISO Option in a transaction to which Section 424(a) of the Code applies.

      16. SEVERABILITY.

      If any provision of this Plan is determined by a court of competent jurisdiction, in a judgment which is final, to be ineffective, those remaining parts of the Plan shall remain in full force and effect; provided, however, that if such judgment is that the Plan is not qualified as an Incentive Stock Option Plan under Section 422 of the Code, then the Plan is, in accordance with such judgment, canceled as of such date, and Options vested under the Plan shall remain exercisable notwithstanding such judgment but such Options shall be Excess Options.

      17. SECURITIES LAW REPRESENTATIONS.

      As a condition to the exercise of any Option, the Company may require the Participant to represent and warrant at the time of such exercise that any shares of Stock acquired at exercise are being acquired only for investment and without any present intention to sell or distribute such shares, if, in the opinion of counsel for the Company, such a representation is required under the Securities Act of 1933 or any other applicable law, regulation, or rule of any governmental agency.


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      Stock which may be acquired by a Participant pursuant to the exercise of an Option will be issued by the Company in reliance upon an exemption from registration of such Stock under Rule 701 of the Securities Act of 1933, as amended.

      As described in the Company bylaws, the Company maintains right of first refusal on any stock transactions.

      The Company is under no obligation to establish or maintain a market for any shares exercised under this plan.

      18. GOVERNING LAW.

      This Plan and determination of rights under this Plan shall be determined in accordance with the laws of the Commonwealth of Massachusetts. 19. NON-COMPETITION AGREEMENTS. Participation in this plan is subject to all new employees signing a non-compete agreement in exchange for the grant of an Option or Options. Employees whose date of hire precedes the effective date shall be exempt from the requirement of executing a non-competition agreement.

      20. EFFECTIVE DATE.


      The effective date of this Plan is Adoption Date.

      ADOPTED, after Resolution of the Board of Directors this 26 March, 1997.


                                     -----------------------------------
                                    Chairman

ATTEST:

  /s/ Brian Meeks
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Clerk
SEAL IMPRINT


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